PROSPECTUS SUPPLEMENT

(To Prospectus dated February 10, 2023)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-269178

10,600,000 Shares of Common Stock

3,566,666 Pre-funded Warrants to Purchase Shares of Common Stock

3,566,666 Shares of Common Stock Underlying the Pre-funded Warrants

We are offering 10,600,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), and, in lieu of shares of Common Stock to investors that so choose, 3,566,666 Pre-funded warrants to purchase shares of our Common Stock, or the “Pre-funded Warrants” (and the shares of Common Stock issuable from time to time upon exercise of each of the Pre-funded Warrants). The public offering price is $0.18 per share. The Pre-funded Warrants will be exercisable immediately and are exercisable for one share of our Common Stock. The purchase price of each Pre-funded Warrant will equal the price per share of Common Stock being sold to the public in this offering, minus $0.001. Each Pre-funded Warrant will be exercisable for one share of Common Stock at any time after the date of issuance of such Pre-funded Warrant, subject to an ownership limitation. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-funded Warrants.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “VIVK”. On October 29, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.2569 per share.

We have retained D. Boral Capital LLC, referred to herein as “D. Boral” or the “placement agent,” to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

	Per Share	Per Pre-funded Warrant	Total
Public Offering Price and Proceeds, Before Expenses, to us	$0.18	$0.179	$2,546,433.21
Placement Agent Fees(1)	$0.0126	$0.01253	$178,250.32
Proceeds before expenses(2)	$0.1674	$0.16647	$2,368,182.89

(1)	We have agreed: (i) to pay a cash fee to the placement agent equal to 7% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding compensation paid to the placement agent.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the proceeds from the exercise of any of the Pre-funded Warrants.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about October 31, 2025, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is October 30, 2025.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at www.vivakor.com as set forth in this prospectus under the heading “Available Information.”

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Vivakor, Inc., a Nevada corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-269178) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered, and the plan of distribution. The shelf registration statement was initially filed with the SEC on January 10, 2023, and was declared effective on February 10, 2023. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will,” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and accompany prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. See the “Risk Factors” section of this prospectus supplement beginning on page S-9 for a discussion of the risks involved in investing in our securities. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us,” and “our” refer to Vivakor, Inc.

Corporate Summary

We operate in two main business segments: (i) crude oil transportation services, and (ii) facility services for terminaling and storage of crude oil and constituent petroleum products and byproducts, including waste streams.

Our transportation services primarily consist of trucking transportation of crude oil and constituent products, including crude oil waste streams, and pipeline transportation of crude oil via the Omega Gathering Pipeline. Our truck transportation services are centered in Colorado’s DJ Basin, Central Oklahoma’s (STACK play, and the Permian and Eagle Ford Basins of Texas. These basins are among the most active regions for oil and natural gas exploration and development in the United States. On average, each new oil well in the Permian Basin produces approximately 1,300 barrels of crude oil or more per day. We utilize a crude oil trucking fleet to transport oil to a network of facilities where we blend waste streams and off-spec grades of crude oil. Immediate access to flexible and scalable truck transportation solutions are a vital component of oil and natural gas exploration and development. Likewise, our Omega Gathering Pipeline is an approximately forty-five (45) mile crude oil gathering and shuttle pipeline in Blaine County, Oklahoma, the heart of the STACK play. It is tied into the Cushing, Oklahoma storage hub via a connection to the Plains STACK Pipeline.

Our facilities services are comprised of fifteen (15) operated crude oil pipeline injection truck stations, the majority of which are centered in the Permian Basin. In addition, we have two operational major crude oil terminaling facilities. One is located in Colorado City, Texas, and is underpinned by a ten (10) year contract for a 100,000 per barrel per month minimum volume commitment. The other, located in Delhi, Louisiana, is backed by a contract with Denbury Onshore, LLC, a subsidiary of ExxonMobil Corporation, and provides for the sale of 60,000 net barrels per month of crude oil. Both facilities are located at the junction of several major interstate pipelines. In addition, we are currently constructing a remediation processing center (“RPC”) strategically located at the San Jacinto River & Rail Park in Harris County, Texas. Once complete, we expect the facility to be capable of processing 40 tons per hour of oilfield solid wastes into economic byproducts such as condensate, propane, butane, and caliche. The RPC features an adjacent, complimentary truck wash facility from which we expect to derive additional revenue. We expect the RPC to commence operations in the first quarter of 2026. In 2023, we moved our other full-capacity RPC to Kuwait, where we are currently in negotiations with Kuwait Oil Company to potentially use the RPC to clean sands contaminated with oil, primarily from production wells destroyed during the Persian Gulf War.

Our website is www.vivakor.com.

Corporate Information

Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.vivakor.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus supplement.

Our offices are located at 5220 Spring Valley Road, Suite 500, Dallas, Texas 75254, telephone number (949) 281-2606.

Recent Developments

On March 17, 2025, Vivakor, Inc. (the “Company”), issued a junior secured convertible promissory note (the “Initial Note”) to J.J. Astor & Co. (the “Lender”), in the principal amount of $6,625,000 (the “Principal Amount”), in relation to a Loan and Security Agreement by and between the Company, its subsidiaries, and the Lender (the “Loan Agreement”), under which the Company received $5,000,000, before fees, and on July 9, 2025, the Company entered into a Forbearance and Amendment to Loan Agreement and Note and an Additional Junior Secured Convertible Note, all of which amended the terms of the Loan Agreement and the Initial Note.

On September 17, 2025, the Company received a notice of default from the Lender claiming the Company has defaulted on its repayment obligations under the Initial Note and that the Lender was electing to accelerate all amounts and obligations due to the Lender under the Initial Note. As a result of the notice of default, all amounts due under the Initial Note are now due and owing, which totaled approximately $7,660,000 as of the date of the notice of default. On September 17, 2025, the Lender also submitted a Notice of Conversion electing to convert $200,000 due under the Initial Note in exchange for 720,072 shares of our Common Stock.

On October 2, 2025 and October 6, 2025, the Company received a Notice of Conversion from the Lender converting $400,000 and $500,000 of the Principal Amount of the Initial Note into 2,991,773 shares and 3,496,503 shares of Common Stock, respectively.

On October 8, 2025, the Company entered into a Second Forbearance and Amendment to Loan Agreement and Notes, pursuant to which the Lender agreed to loan the Company up to an additional $2,450,000. On October 9, 2025, the Company entered and Lender into an Additional Junior Secured Convertible Note (the “Third Note”), under which the Company agreed to issue the Lender the Third Note in the principal amount of $1,620,000, with the Company receiving proceeds of $1,152,000 before subtracting $53,000 for legal fees and origination fees. The Company is obligated to repay the principal amount, plus any interest, in forty-two equal installment payments of $38,572. As additional consideration for the Second Forbearance Agreement and the Third Note, the Company agreed to issue the Lender 286,000 shares of Common Stock for $286 (the “Commitment Shares”).

On August 12, 2025, the Company issued a convertible promissory note to a non-affiliated accredited investor (the “Holder”), in the aggregate principal amount of $647,500 in connection with a Securities Purchase Agreement entered into by and between the Company and the Holder (the “SPA”). The Company received $550,000 in exchange for issuing the note. In connection with the issuance of the note, the Company agreed to issue the Holder 82,500 shares of its common stock as additional incentive to enter into the SPA and the note. The Company issued the shares with a restrictive legend on October 8, 2025.

On March 18, 2025, the Company received an initial letter from the Nasdaq Listing Qualifications Department stating that, for the preceding 30 consecutive business days (through March 17, 2025), the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The initial letter stated that the Company would be afforded an initial 180-day period (until September 15, 2025) to regain compliance. The initial letter also stated that, in the event the Company did not regain compliance within the initial 180-day period, the Company might be eligible for an additional 180-day period to do so. Although the Company did not regain compliance within the initial 180-day period, Nasdaq determined that the Company was eligible for the additional 180-day period to regain compliance.

On September 16, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it would be afforded an additional 180 calendar days (or until March 16, 2026) to regain compliance with Nasdaq’s minimum bid price requirement.

On October 16, 2025, the Company entered into a securities purchase agreement with institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a registered direct offering (A) an aggregate of 8,417,645 shares of Common Stock, at an offering price of $0.2164 per share, and (B) 14,689,851 Pre-Funded Warrants in lieu of shares of Common Stock, at an offering price of $0.2154 for aggregate gross proceeds of approximately $5 million, before deducting offering expenses payable by the Company, including the placement agent’s commissions and fees. The offering closed on October 17, 2025.

On October 24, 2025, the Company entered into a securities purchase agreement with the Purchasers, pursuant to which the Company agreed to issue and sell to the Purchasers in a registered direct offering (A) an aggregate of 10,909,090 shares of Common Stock, at an offering price of $0.22 per share, and (B) 5,000,000 Pre-Funded Warrants in lieu of shares of Common Stock, at an offering price of $0.219 for aggregate gross proceeds of approximately $3.5 million, before deducting offering expenses payable by the Company, including the placement agent’s commissions and fees. The offering closed on October 27, 2025.

Implications of Being An Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These provisions include:

●	presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting; and

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will remain an emerging growth company until the earliest to occur of:

●	the last day of the fiscal year in which we have annual gross revenues of $1.07 billion or more;

●	the date on which we have issued more than $1.0 billion in non-convertible debt in the previous three years;

●	the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates is $700.0 million or more as of the last business day of the second fiscal quarter of such year; and

●	the last day of the fiscal year ending after the fifth anniversary of this offering.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our investors may be different from the information you might receive from other public reporting companies that are not emerging growth companies in which you hold equity interests. It is possible that some investors will find our common stock less attractive as a result of our elections, which may cause a less active trading market for our common stock and more volatility in our stock price.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an emerging growth company we have elected to not avail ourselves of this exemption; however, we could elect to do so in the future. In such event, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

THE OFFERING

Common Stock offered by us:	10,600,000 shares of our Common Stock.

Pre-funded Warrants offered by us:

We are also offering to those purchasers, if any, whose purchase of the Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, 3,566,666 Pre-funded Warrants in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Common Stock.

The purchase price of each Pre-funded warrant will equal the price per share of Common Stock being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-funded Warrant will be $0.001 per share.

Each Pre-funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-funded Warrants. To better understand the terms of the Pre-funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement.

Offering price per share of Common Stock:	$0.18 per share.

Common Stock outstanding before this offering:	122,759,130 shares(1).

Common Stock outstanding after this offering:	136,925,796 shares (assuming non-cashless exercise of all Pre-funded Warrants)(1).

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement for a more detailed discussion.

Risk factors:	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

National Securities Exchange Listing:	Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “VIVK.”

(1)	The number of shares of our Common Stock to be outstanding after the offering is based on shares of Common Stock outstanding as of October 29, 2025 and excludes, as of that date, the following:

●	1,668,983 shares of our common stock issuable upon exercise of outstanding stock options as of October 29, 2025, which have a weighted exercise price of $1.97;

●	399,040 shares of our common stock issuable upon exercise of outstanding warrants as of October 29, 2025, which have a weighted average exercise price of $1.87 per share;

●	31,860,569 shares of common stock reserved for issuance and available for future grant under our 2023 Equity and Incentive Plan as of October 29, 2025; and

●	Approximately 250,000 shares of common stock reserved for issuance under our 2021 Equity and Incentive Plan as October 29, 2025.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Sales of our Common Stock by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

Sales of a substantial number of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of securities by us in this offering for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

There is no public market for the Pre-funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

The Pre-funded Warrants in this offering are speculative in nature.

The Pre-funded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of common stock. Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain and there can be no assurance that the market value of the Pre-funded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Pre-funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-funded Warrants to exercise the Pre-funded Warrants.

Holders of the Pre-funded Warrants offered hereby will have no rights as common stockholders with respect to the shares of our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Pre-funded Warrants.

Until holders of the Pre-funded Warrants acquire shares of our common stock upon exercise thereof, except as set forth in the Pre-funded Warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This is a best efforts offering, with no minimum amount of securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.2 million after deducting the placement agent fees and commissions and estimated offering expenses payable by us, based upon the public offering price of $0.18 per share of Common Stock. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as-adjusted net tangible book value per share of Common Stock after this offering.

The net tangible book value of our Common Stock as of June 30, 2025, was approximately $5,718,827, or approximately $0.117 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Stock outstanding as of June 30, 2025.

After giving effect to the sale by us of shares of common stock (which assumes the exercise of all Pre-funded Warrants sold in this offering) at the public offering price of $0.18 per share and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been approximately $7,944,827, or $0.123 per share. This represents an immediate increase in pro forma net tangible book value of $0.006 per share to our existing stockholders and an immediate dilution of $0.057 per share issued to the new investors purchasing securities in this offering.

Public offering price per share of common stock		$0.18
Historical net tangible book value per share as of June 30, 2025	$0.117
Increase in net tangible book value per share attributable to proceeds received from the offering	$0.006
Pro forma net tangible book value per share after this offering		$0.123
Dilution per share to new investors		$0.057

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Common Stock” starting on page S-13 of the accompanying prospectus.

Pre-funded Warrants

The material terms and provisions of the Pre-funded Warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of Pre-funded Warrants which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of Pre-funded Warrants for a complete description of the terms and conditions applicable to the Pre-funded Warrants.

Term. The Pre-funded Warrants will not expire.

Duration and exercise price. Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Pre-funded Warrants will be exercisable at any time on or after the original issuance date. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-funded Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon at least sixty-one (61) days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-funded Warrants.

Transferability. Subject to compliance with any applicable securities laws, the Pre-funded Warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

No Listing. There is no established public trading market for the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person or the acquisition of 50% or more of our outstanding common stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre- Pre-funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of a holder’s ownership of shares of our Common Stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our Common Stock, including the right to receive dividend payments, vote or respond to tender offers, until they exercise their Pre-funded Warrants.

PLAN OF DISTRIBUTION

D. Boral Capital LLC (the “Placement Agent”) have agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement but will use their best efforts to arrange for the sale of the securities offered by this prospectus supplement.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The offering is expected to close on or about October 31, 2025, subject to customary closing conditions without further notice.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Per Pre-funded Warrant	Total
Public Offering Price and Proceeds, Before Expenses, to us	$0.18	$0.179	$2,546,433.21
Placement Agent Fees(1)	$0.0126	$0.01253	$178,250.32
Proceeds before expenses(2)	$0.1674	$0.16647	$2,368,182.89

(1)	We have agreed: (i) to pay a cash fee to the placement agent equal to 7% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding compensation paid to the placement agent.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the proceeds from the exercise of any of the Pre-funded Warrants.

In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Placement Agent (including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys), provided that, such costs and expenses shall not exceed $100,000 without our prior written approval (such approval not to be unreasonably withheld, conditioned or delayed). Additionally, one percent (1.0%) of the gross proceeds of the offering shall be payable to the Placement Agent for non-accountable expenses.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934 (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Standstill

From the date hereof until 60 days after the closing, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated by, or allowed by, the Securities Purchase Agreement.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by an affiliate. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent or by an affiliate is not part of this prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Placement Agent may engage in passive market making transactions in our Common Stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Placement Agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent may at any time hold long or short positions in such securities or loans.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-17.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “VIVK.”

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Sichenzia Ross Ference Carmel LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Vivakor, Inc. as of December 31, 2024 and for the year ended December 31, 2024, have been audited by Urish Popeck & Co., LLC, independent registered public accounting firm, as stated in their report. The consolidated financial statements of Vivakor, Inc. as of December 31, 2023 and for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report. Such consolidated financial statements of Vivakor, Inc. and subsidiaries are incorporated in this prospectus in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements, and other information with the SEC using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The SEC maintains a web site that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.vivakor.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporation by Reference

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025 and Form 10-K/A filed May 2, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;

●	our Current Reports on Form 8-K for Form 8-K/A filed with the SEC on January 3, 2025, February 12, 2025, February 14, 2025, February 27, 2025, March 21, 2025, April 15, 2025, May 20, 2025, June 3, 2025, June 11, 2025, July 21, 2025, July 24, 2025, August 6, 2025, August 18, 2025, September 17, 2025, September 23, 2025, October 3, 2025, October 8, 2025, October 14, 2025, October 17, 2025, October 17, 2025, October 23, 2025, October 27, 2025 and October 29, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on February 11, 2022 (File No. 001-41286), and all amendments or reports filed for the purpose of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

PROSPECTUS

VIVAKOR, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 12 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Capital Market under the symbol “VIVK”. On January 31, 2023, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.33 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $21,538,564, as of January 30, 2023, based on 18,064,838 shares of outstanding common stock, of which 3,519,554 are held by affiliates, and a per share price of $2.08, based on the highest closing sale price of our common stock in the last 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Vivakor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Vivakor, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.vivakor.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on May 2, 2022.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 22, 2022 and for the quarter ended September 30, 2022, filed with the SEC on November 21, 2022.

●	Our Current Reports on Form 8-K filed with the SEC on May 2, 2022, June 14, 2022, June 22, 2022, July 8, 2022, July 11, 2022, August 5, 2022, October 6, 2022, October 17, 2022, November 3, 2022, December 2, 2022, December 21, 2022, January 10, 2023 and January 20, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Vivakor, Inc.

4101 North Thanksgiving Way

Lehi, UT 84043

Telephone: (949) 281-2606

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Overview

We are a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions. Our current efforts are primarily focused on soil remediation and owning and operating crude oil gathering, storage and transportation facilities.

Our soil remediation business specializes in the remediation of soil and the extraction of hydrocarbons, such as oil, from properties contaminated by or laden with heavy crude oil and other hydrocarbon-based substances. Our patented process allows us to successfully recover the hydrocarbons which we believe could then be used to produce asphaltic cement and/or other petroleum-based products.

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets where we believe our technology and services will provide a distinct competitive advantage over our competition.

Our current focus is on the clean-up of greater than 7% hydrocarbon contaminated soil located in Kuwait as a result of the Iraqi invasion, and naturally occurring oil sands deposits in Utah. We have deployed two RPC units to date including one unit to Kuwait (for which operations were temporarily suspended due to COVID-19) and another to Vernal, Utah (which is presently operating).

Our crude oil gathering, storage and transportation business focuses on owning and operating crude oil gathering, storage and transportation facilities. One of our facilities sells crude oil in amounts up to 60,000 barrels per month under agreements with a large energy company. A different facility owns a 120,000-barrel crude oil storage tank near Colorado City, Texas. The storage tank is presently connected to the Lotus pipeline system and we plan to further connect the tank to major pipeline systems.

Market Opportunity

We believe that the market for remediating oil from both soil and water is significant. According to Grandview Research, the market for environmental clean-up of oil spills will reach $177 billion by 2025. We believe that a large portion of that market will originate from contamination of more than 7% hydrocarbon content and that our technology is currently the only one that can economically remediate these environmental disasters, while allowing for the capture and reuse of the crude.

In addition, we believe that the heavy crude that we have been recovering in Utah is ideal for producing asphaltic cement. The demand for asphaltic cement in the United States is presently estimated to be $93 billion this year according to Transparency Market Research. We provided our material to asphalt companies for testing to determine what modifications, if any, needed to be made to meet general asphalt specifications. We recently received notification that our asphaltic cement now meets the general classification of AC20 asphaltic cement and that it passed the specifications of several potential clients. We are expecting several orders in the near term and we believe that we will be able to offer our product at very competitive prices and in an environmentally friendly manner.

Revenue

Remediation Processing Centers

We presently have two projects utilizing our first two manufactured RPCs - our project in Kuwait (which was temporarily suspended due to COVID-19) and our project in Vernal, Utah (which is currently operating).

In Kuwait, pursuant to an agreement with Al Dali International Co., a company organized under the laws of Kuwait (“DIC”), we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the Kuwait Oil Company (“KOC”) Remediation Contract. In addition, we will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. We have agreed with DIC to sell this sub-product and share the net profits equally (50% to the us and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate. The operations surrounding our first RPC for this project were temporarily suspended until recently. Pursuant to the Agreement, we intend to commence the refurbishment phase of the RPC to commence the testing operations of the first 100 tons and thereafter begin remediating the 444,311 ton stockpile.

Our RPC situated in Vernal, Utah has the capacity to process 500 tons or more of naturally occurring oil sands deposits per day. We estimate that if the extracted material is composed of at least 10% oil, we will recover approximately 250 barrels of extracted hydrocarbons each day, which could then be sold for energy or converted to asphaltic cement and sold for use in roads at higher prices. Currently the operations at our Vernal plant are limited due to recent, temporary supply and personnel limitations. We are not currently producing product toward the Off-Take Agreement due to these recent developments. We believe these limitations may be resolved during the first quarter of 2023.

We provide precious metal extraction services on a service fee basis for customers. We also market and sell the precious metals we have extracted from our own soils. As we continue our efforts, we anticipate increased opportunities to monetize our precious metals end product. The operations surrounding our precious metals extraction services were temporarily suspended until recently. We intend to commence the refurbishment phase of the extraction machines to commence testing for operations.

Kuwait Project

The United Nations (UN) had allocated up to $14.7 billion for post-Iraq war reparations in order to clean up Kuwait. Kuwait suffered extensive contamination as a result of the 1991 Persian Gulf War. At the close of the Gulf War, Saddam Hussein ordered Kuwaiti oil wells to be blown up, resulting in the destruction of approximately 600 oil wells. The damage resulting from such fires, which burned for seven months, included a layer of hardened “tarcrete,” caused by the sand and gravel on the land’s surface combining with oil and soot, forming over almost 5% of the country’s area.

We were engaged by a subcontractor, DIC, which is approved by KOC for the Kuwait Environmental Remediation Program (“KERP”) project.

Our technology has been successful in reducing the amount of contaminated material in Kuwait from 20% hydrocarbon contamination to just 0.2% hydrocarbon contamination, based on third party independent testing performed by ALS Arabia in March 2020. We believe we possess the only technology that has been successful at remediating such highly contaminated soil (defined as anything above 20% hydrocarbon contamination), while also returning usable hydrocarbons.

The KERP project is anticipated to involve approximately 26 million cubic meters of contaminated oil sands requiring remediation. We expect that as much as 20% of the contaminated soil will contain more than 5% hydrocarbon contamination. Our agreement with DIC is for cleanup of a portion of the KERP project.

On December 14, 2021, we, together with our subsidiary, Vivaventures Energy Group, Inc., entered into a Services Agreement (the “Services Agreement”) with Al Dali International Co., a company organized under the laws of Kuwait (“DIC”). The Government of Kuwait and the United Nations, acting through the Kuwait Oil Company (“KOC”) has awarded to Enshaat Al Sayer rights to remediate contaminated soil under the Kuwait Remediation Program pursuant to the South Kuwait Excavation, Transportation and Remediation Project (“KOC Remediation Contract”). To fulfill its role, Enshaat Al Sayer has engaged the Company, through the Company’s agreement with DIC, to perform contaminated soil treatment for the KOC Remediation Contract using the Company’s patented technology for extracting hydrocarbons, through the Company’s Remediation Processing Center (“RPC”) plants.

The Company will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

Pursuant to the Services Agreement, one of our pilot RPC plants is on location and, after refurbishing and retrofitting the pilot plant, we plan to begin test runs with the pilot plant in the first quarter of 2023. Assuming the test runs with the pilot plant prove successful, then within one year of certain contract milestones being met, we will provide a RPC plant capable of processing 40 tons of soil per hour. We will bear the cost of the related manufacturing, deployment, break-down and spare parts of the RPCs. The RPC plant remediation services must reduce TPH contamination to less than 1%. DIC will provide all other costs for bonds, infrastructure, and operations of the plant.

Vernal, Utah Project

The State of Utah has, according to the U.S. Geological Survey, approximately 14 billion barrels of measured oil in place with an additional estimated 23 to 28 billion barrels of oil contained in contaminated oil sands that are deposited near the ground surface. We believe that the crude from these oil sands can be turned into asphaltic cement for making roads, or upgraded for polymers or fuel. Vernal is the county seat, and largest city in Uintah County, located in northeastern Utah, approximately 175 miles east of Salt Lake City, and 20 miles west of the Colorado border. In June 2021, we entered into an agreement with the owner of such parcel of land that permitted us to continue to operate on the land on a month-to-month basis. In March 2022, we entered into a land lease with the land owner for a five year term, with an optional 5 year extension, allowing us to process up to 2,000 tons per day of oil sand material, with a guarantee by the land owner to deliver material with a minimum of 10% hydrocarbon by weight, which would produce up to 200 tons of asphalt cement product per day when processed through four of our patented RPCs.

The Vernal property contains approximately 100 million cubic yards of oil sand material available for processing. The property is located on approximately 600 acres.

Material extracted from our Vernal, Utah project can be sold for energy or converted into asphaltic cement, which we believe is less affected by daily changes in oil prices. With our one RPC unit, assuming full utilization, we anticipate producing approximately 50 tons of asphaltic cement per day. We anticipate that we will be able to sell our asphaltic cement for, referencing present pricing, approximately $575 per ton.

Currently the operations at our Vernal plant are limited due to recent, temporary supply and personnel limitations. We are not currently producing product toward the Off-Take Agreement due to these recent developments. We believe these limitations may be resolved during the first quarter of 2023.

Crude Oil Gathering, Storage and Transportation

On August 1, 2022, we acquired 100% of the outstanding ownership interests of Silver Fuels Delhi, LLC, a Louisiana limited liability company (“SFD”) and White Claw Colorado City, LLC, a Texas limited liability company (“WCCC”), which are now wholly-owned subsidiaries of ours, and are generating revenue.

SFD operates a crude oil gathering, storage, and transportation facility located on approximately 9.3 acres near Delhi, Louisiana. Under existing agreements, a subsidiary of a large NYSE traded energy company (the “Purchaser”) is obligated to purchase crude oil from SFD in amounts up to 60,000 barrels per month. With prior approval, SFD is eligible to sell to the Purchaser amounts greater than 60,000 barrels of crude oil per month. Additionally, for a period of 10 years, SFD is, under existing crude oil supply agreements with WC Crude, guaranteed a minimum gross margin of $5.00 per barrel on all quantities of crude oil sold thereunder. At present, SFD is gathering and selling approximately 1,400 to 1,700 barrels of crude oil on a daily basis. Additionally, the acquisition of SFD provides us with the infrastructure needed to place a Remediation Processing Machine (“RPC”) to clean soil which has been contaminated by hydrocarbons as well as tank bottom sludge. Management believes SFD’s location in the heart of the Smackover formation would provide the Company with access to significant amounts of tank bottom sludge and contaminated soil.

WCCC operates a 120,000 barrel crude oil storage tank, in the heart of the Permian Basin, located near Colorado City, Texas. The storage tank is presently connected to the Lotus pipeline system and the Company intends to further connect the tank to major pipeline systems. Under the terms of an existing agreement, WC Crude has agreed to lease the oil storage tank for a period of 10 years. As with SFD, WCCC would provide the Company with the infrastructure to blend and sell oil which has been recovered via a RPC machine from tank bottom sludge and contaminated soil which exists in the Permian Basin.

Competitive Strengths and Growth Strategy

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets where we believe our technology and services will provide a distinct competitive advantage over our competition.

Competitive Strengths

We believe the following strengths provide us with a distinct competitive advantage and will enable us to effectively compete on a global basis:

●	Proprietary patented technology;

●	Environmental advantages; and

●	Experienced and highly-skilled management, Board of Directors and Advisory Board.

Proprietary Patented Technology

In total, we, together with our subsidiaries, have intellectual property that is in the form of both proprietary knowledge and patents. Our patent portfolio consists of four issued U.S. patents, one pending international patent application filed through the Paris Cooperation Treaty (PCT), and one pending patent application in Kuwait. In addition, we have licensed from our partners the right to use additional patented technologies.

We presently have two US patent and pending foreign applications related to our RPCs and two issued US patents related to our other remediation technologies.

We believe, based on direct and ongoing conversations with our customers and third-party independent test results, that our technology is the only commercially available technology that can not only clean soil that contains greater than 7% hydrocarbon, but also preserves the hydrocarbons extracted from such soil for future use. We believe that this provides us with a true competitive advantage.

Our main technology has been tested and validated for all of its claims by separate, independent expert firms both in the United States and the Middle East, whose reports confirm that we have reclamation technology, which has been tested and reviewed, that possesses the ability to clean soil with more than 7% hydrocarbon contamination and still leave the recovered hydrocarbons in a usable state.

Environmental Advantages

Among our key corporate objectives is to be at the forefront of social responsibility for its technological impact. We strive for all of our systems to ultimately become closed loop systems, to minimize adverse impacts on air quality and reduce the need for use of clean water. Our ability to turn waste into value is in line with this core objective. Our remediation projects in Kuwait are expected to reduce emissions from vaporization of the oil spilled in the soil. The ability to clean produced water from oil production can eliminate the need for evaporation ponds, improving air quality and saving on the use of clean water.

We believe our technology and service offerings will position us well to conduct our business in any geographical region in which soil or water has been contaminated by hydrocarbons.

Experienced and Highly Skilled Management, Board of Directors and Advisory Board

Our management team has started and successfully grown numerous technology-based companies and has utilized this experience to develop a strategic vision for the Company. The implementation of this plan has resulted in the acquisition and in-house development of numerous technologies, which are currently in operation. We have demonstrated the effectiveness of our technologies in both Vernal, Utah and Kuwait, accomplishing the clean-up of contaminated areas while also recovering precious metals through our metallic separation technology. Our Board of Directors is comprised of accomplished professionals who bring decades of experience to the Company.

In addition, we have an Advisory Board comprised of former senior members of oil and gas companies, both in the United States and in the Middle East. Our Advisory Board is led by one member who is an accomplished business professional and a member of a royal family based in the Middle East and another member who is an experienced health and safety expert operating in the oil and gas industries.

We rely on our Board of Directors and Advisory Board to provide it both high level advice and guidance along with using their contacts to help open various markets. Additionally, the Advisory Board acts as a preliminary informal sounding board for the Board and management for these particular areas in which the Advisory Board members have expertise. We believe the combination of our management team, Board of Directors and Advisory Board provides us with a significant competitive advantage over our competitors due to their breadth of experiences and relationships.

Growth Strategies

Remediation Processing Centers

We will strive to grow our RPC business by pursuing the following strategies:

●	Operating our Remediation Project in Kuwait;

●	Increase of revenue via new service and product offerings;

●	Strategic acquisitions and licenses targeting complementary technologies; and

●	Redeployment of the metallic separation technologies.

Operating our Remediation Project in Kuwait

Our RPC technology was successfully used in our initial project for KOC in Kuwait, where we removed hydrocarbons from soil with more than 7% contamination and, following the process, the hydrocarbon contamination level of the soil was reduced to less than 0.5%, which was lower than the level needed to meet the project specifications. There is still approximately 26 million cubic meters of soil contaminated by oil from the Iraqi invasion of Kuwait. Pursuant to our recent agreement with DIC, we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, we will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. We have agreed with DIC to sell this sub-product and share the net profits equally (50% to us and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate. Other technologies may also be used for the less contaminated soils.

Increase of Revenue via New Service and Product Offerings

To date, we have focused on the remediation of soil contaminated by oil. We intend to target other hydrocarbon remediation businesses that focus on, among other things, the cleaning of tank bottom sludge, and the cleaning of the water used from drilling oil wells. Oil producers generally pay to dispose of sludge at the bottom of storage tanks and contaminated water produced from the drilling of oil wells. We believe that our technologies could be used to clean the contaminated water produced from drilling, while simultaneously recovering the heavy crude. We believe we will be able to offer these services at a cost that is very competitive with current methods and that our ability to recover the heavy crude for resale will give us a competitive advantage. We are currently in early stage discussions relating to some of these remediation projects.

Strategic Acquisitions and Licenses Targeting Complementary Technologies

We intend to seek out opportunities to acquire or license only specific technologies that are either complementary to our existing product offerings or that will allow us to expand into the environmental infrastructure markets. We recently entered into a worldwide, exclusive license agreement with TBT Group, Inc. to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways, which we believe could be embedded directly into the asphaltic cement we intend to produce from the hydrocarbons we extract, providing the basis for smart roads and infrastructure. We believe that these sensors, which are self-powered, could be used to provide information about traffic, road conditions and repair needs as well as allowing the roads to communicate directly with autonomous vehicles enabling these vehicles to sense the road in all weather conditions. By complementing the asphaltic cement we expect to produce with integrated sensors for automated vehicles, we believe that we will be able to offer a smart road.

Redeployment of the Metallic Separation Technology

Our licensed metallic separation technology has successfully recovered precious metals including, but not limited to, gold, palladium, platinum, rhodium and silver. We may redeploy our metallic separation technology machines to standalone locations to process mine tailings and other soils.

Crude Oil Gathering, Storage and Transportation

WCCC operates a 120,000 barrel crude oil storage tank, in the heart of the Permian Basin, located near Colorado City, Texas. The Company intends to further connect the tank to major pipeline systems. In doing so, WCCC would provide the Company with the infrastructure to blend and sell oil which has been recovered via a RPC from tank bottom sludge and contaminated soil which exists in the Permian Basin.

SFD operates a crude oil gathering, storage, and transportation facility, which is presently gathering and selling approximately 1,400 to 1,700 barrels of crude oil on a daily basis. We plan to increase operations at the facility to ramp up to the facility daily maximum of gathering and selling as much as 4,000 barrels of crude oil on a daily basis in the near future. Additionally, this facility may also provide us with the infrastructure needed to place a RPC to clean soil which has been contaminated by hydrocarbons as well as tank bottom sludge from the area.

Recent Developments

Off-Take Agreement

On April 26, 2022, our subsidiary Vivaventures Energy Group, Inc., entered into a Product Off-Take Agreement (the “Off-Take Agreement”), with Hot Oil Transport, LLC, a Nevada limited liability company (“HOT”). Pursuant to the Off-Take Agreement, the Company plans to produce asphalt that meets certain specifications from its Vernal, Utah RPC plant. HOT will be obligated to purchase from the Company certain quantities of the product from the plant once the plant begins to produce the product, on the terms and conditions set forth in the Off-Take Agreement.

The quantity of the product to be sold and purchased pursuant to this Agreement will be (i) 1,000 tons of the product per week, or (ii) the entirety of any lesser amount that may be produced by the Company during any given week.

The Off-Take Agreement, sets for forth the rates for the sale and purchase of up to 1,000 tons of product per week. The Off-Take Agreement provides for an initial term of ten years. The Off-Take Agreement will automatically renew for two successive ten-year terms, subject to the Company’s right to continue operating at the current Plant site, unless either party terminates the Off-Take Agreement by written notice to the other party not less than three months prior to the expiration of the term. During a term, the Off-Take Agreement can only be terminated for (i) abandonment or termination of Project by the Company; (ii) default by the other party; or (iii) in connection with occurrence of a force majeure.

Currently the operations at our Vernal plant are limited due to recent, temporary supply and personnel limitations. We are not currently producing product toward the Off-Take Agreement due to these recent developments. We anticipate that these limitations may be resolved during the first quarter of 2023.

Crude Oil Gathering, Storage and Transportation

On August 1, 2022, we acquired 100% of the outstanding ownership interests of Silver Fuels Delhi, LLC, a Louisiana limited liability company (“SFD”) and White Claw Colorado City, LLC, a Texas limited liability company (“WCCC”), which are now wholly-owned subsidiaries of ours, and are generating revenue.

SFD operates a crude oil gathering, storage, and transportation facility located on approximately 9.3 acres near Delhi, Louisiana. Under existing agreements, a subsidiary of a large NYSE traded energy company (the “Purchaser”) is obligated to purchase crude oil from SFD in amounts up to 60,000 barrels per month. With prior approval, SFD is eligible to sell to the Purchaser amounts greater than 60,000 barrels of crude oil per month. Additionally, for a period of 10 years, SFD is, under existing crude oil supply agreements with WC Crude, guaranteed a minimum gross margin of $5.00 per barrel on all quantities of crude oil sold thereunder. At present, SFD is gathering and selling approximately 1,400 to 1,700 barrels of crude oil on a daily basis. Additionally, the acquisition of SFD provides us with the infrastructure needed to place a Remediation Processing Machine (“RPC”) to clean soil which has been contaminated by hydrocarbons as well as tank bottom sludge. Management believes SFD’s location in the heart of the Smackover formation would provide the Company with access to significant amounts of tank bottom sludge and contaminated soil.

WCCC operates a 120,000 barrel crude oil storage tank, in the heart of the Permian Basin, located near Colorado City, Texas. The storage tank is presently connected to the Lotus pipeline system and the Company intends to further connect the tank to major pipeline systems. Under the terms of an existing agreement, WC Crude has agreed to lease the oil storage tank for a period of 10 years. As with SFD, WCCC would provide the Company with the infrastructure to blend and sell oil which has been recovered via a RPC machine from tank bottom sludge and contaminated soil which exists in the Permian Basin.

For a more detailed discussion of the Acquisition of Silver Fuels Delhi, LLC and White Claw Colorado City, LLC, see “BUSINESS- Acquisition of Silver Fuels Delhi, LLC and White Claw Colorado City, LLC.

Cancellation of Stock Options

On September 1, 2022, the Company and certain option holders cancelled 166,667 stock options that were previously issued to Matthew Nicosia, our Chief Executive Officer and 333,334 stock options that were previously issued to a consultant, LBL Professional Consulting, Inc.

On September 1, 2022, the Company and certain option holders cancelled 166,667 stock options that were previously issued to Matthew Nicosia, our previous Chief Executive Officer in conjunction with the issuance of 955,093 employee stock options granted in June 2022 that were to vest over a period of two years, for which 451,158 of these options were cancelled with the resignation without cause of our Chief Executive Officer and 333,334 stock options that were previously issued to a consultant, LBL Professional Consulting, Inc.

Resignation of Chief Executive Officer and Chairman of the Board

On September 30, 2022, the Board of Directors of the Company received notice from Matthew Nicosia, the Company’s Chief Executive Officer and Chairman of the Board of Directors of his resignation from such positions effective as of October 6, 2022. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Mr. Nicosia intend for Mr. Nicosia to remain engaged by the Company in a separate capacity (as neither an officer nor other member of the management team) and on terms to be determined by the Company, to facilitate the transition of his responsibilities.

Appointment of Chief Executive Officer and Chairman of the Board; Note Amendment Agreement

On October 28, 2022, the Company entered into an executive employment agreement with James Ballengee (the “Employment Agreement”) with respect to the Company’s appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board of. Pursuant to the Employment Agreement, Mr. Ballengee will receive annual compensation of $1,000,000 payable in shares of the Company’s common stock in four (4) equal quarterly installments, priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Employment Agreement and each anniversary thereof (the “CEO Compensation”). The CEO Compensation shall be subject to satisfaction of Nasdaq rules, the provisions of the Company’s equity incentive plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements. Additionally, Mr. Ballengee shall be eligible for a discretionary performance bonus. The Employment Agreement may be terminated by either party for any or no reason, by providing a five days’ notice of termination.

Pursuant to the Employment Agreement, Mr. Ballengee is granted the right to nominate two additional directors for appointment to the Board in his sole discretion, as well as a third additional director upon issuance of the Note Payment Shares (defined below), subject to such directors passing a background check.

On October 28, 2022, in connection with the Employment Agreement, the Company and the Sellers entered into an agreement amending the Notes (the “Note Amendment”), whereby, as soon as is practicable, following and subject to the approval of the Company’s shareholders, and provided there are no applicable prohibitions under the rules of The Nasdaq Capital Market or other restrictions, the Company will issue 7,042,254 restricted shares of the Company’s common stock (the “Note Payment Shares”) as a $10,000,000 payment of principal under the Notes on a pro rata basis, reflecting a conversion price of $1.42 per share (the “Note Payment”). 6,971,831 shares will be issued to Jorgan and $9,900,000 of principal owed to Jorgan will be cancelled and 70,423 shares will be issued to JBAH and $100,000 of principal owed to JBAH will be cancelled.

No later than thirty (30) days following the date the Note Payment and the Note Payment Shares are approved by the Company’s shareholders, the Company shall use its reasonable best efforts to prepare and file with the SEC, a registration statement on Form S-1 or any other available form (the “Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

Land Lease Agreement

On December 16, 2022, our subsidiary, VivaVentures Remediation Corp. entered into a Land Lease Agreement (the “Land Lease”) with W&P Development Corporation, under which we agreed to lease approximately 3.5 acres of land in Houston, Texas (commonly known as The San Jacinto River & Rail Park, 18511 Beaumont Highway, Houston, Texas). The Land Lease is for an initial term of 126 months and may be extended for an additional 120 months at our discretion. Our monthly rent is $0 for the first three months and then at month 4 it is approximately $7,000 (based on a 50% reduction) and increases to approximately $13,000 in month 7 and then increases annually up to approximately $16,000 per month by the end of the initial term. We plan to place one or more of our RPC machines on the property, as well as store certain equipment.

Our Corporate History

The Company was originally organized on November 1, 2006 as a limited liability company in the State of Nevada as Genecular Holdings, LLC. The Company’s name was changed to NGI Holdings, LLC on November 3, 2006. On April 30, 2008, the Company was converted to a Nevada corporation and changed its name to Vivakor, Inc. pursuant to Articles of Conversion filed with the Nevada Secretary of State.

We have the following direct and indirect wholly-owned active subsidiaries: VivaVentures Management Company, Inc., a Nevada corporation, VivaSphere, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, RPC Design and Manufacturing LLC (“RDM”), a Utah limited liability company, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City, LLC, a Texas limited liability company, and Vivaventures Remediation Corporation, a Texas corporation,. We have a 99.95% ownership interest in VivaVentures Energy Group, Inc., a Nevada Corporation; the 0.05% minority interest in VivaVentures Energy Group, Inc. is held by a private investor unaffiliated with the Company. We also have an approximate 49% ownership interest in Vivakor Middle-East Limited Liability Company, a Qatar limited liability company.

Our address is 4101 North Thanksgiving Way, Lehi, UT 84043. Our phone number is (949) 281-2606. Our website is: www.vivakor.com. The information on, or that can be accessed through, this website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K/A, our recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

The Company is authorized to issue 56,666,667 shares of capital stock, par value $0.001 per share, of 41,666,667 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value of $0.001 per share. As of December 12, 2022, there were 18,064,838 shares of common stock that were issued and outstanding and held of record by 566 stockholders. As of December 12, 2022, there were no shares of preferred stock outstanding.

On February 14, 2022, we effected a 1-for-30 reverse split of our authorized and outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State. As a result of the Reverse Stock Split, all authorized and outstanding common stock, preferred stock, and per share amounts in this prospectus, including, but not limited to, the consolidated financial statements and footnotes included herein, have been adjusted to reflect the Reverse Stock Split for all periods presented.

Common Stock

Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available (subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends) and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities (subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to distributions). Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 15,000,000 shares of preferred stock, of which 11,666,667 shares have been designated as follows: (i) 66,667 shares of Series A preferred stock, of which zero are outstanding as of January 30, 2023; (ii) 3,266,666 shares of Series B preferred stock, of which zero are outstanding as of January 30, 2023; (iii) 1,666,667 shares of Series B-1 preferred stock, of which zero are outstanding as of January 30, 2023; (iv) 3,333,333 shares of Series C preferred stock, of which zero are outstanding as of January 30, 2023; and (v) 3,333,333 shares of Series C-1 preferred stock, of which zero shares are outstanding as of January 30, 2023.

An additional 166,667 shares may be designated from time to time in one or more series as may be determined by our Board of Directors, subject to the protective rights of any classes of preferred stock then outstanding, with the voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each such series of undesignated shares to be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

There are currently no shares of Series A preferred stock outstanding. The Series A Preferred Stock provides holders the right to convert each share into shares of common stock at a conversion price of $0.60 per share, subject to adjustment. Holders of the Series A preferred stock are not entitled to receive dividends. Holders of Series A preferred stock have the right to 25 votes for each share of common stock into which such shares of Series A Preferred Stock may then be converted. Holders of Series A preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, or any other series of preferred stock.

There are currently no shares of Series B preferred stock outstanding. The Series B Preferred Stock provides holders the right to convert, at any time on or after the date that is one (1) year after the date of issuance of such share, at a conversion price that is the lesser of (i) the Original Series B Issue Price and (ii) ninety percent (90%) of the Market Price (as defined in the Company’s Articles of Incorporation, as amended); provided, however, upon the earlier to occur of a Qualified Public Offering (as defined in the Company’s Articles of Incorporation, as amended) or May 1, 2021, each share of Series B Preferred Stock is convertible into one share of common stock. Holders of Series B preferred stock are entitled to receive dividends at the rate of $0.75 per share per annum. Each Holder of Series B is entitled to vote upon matters presented to the Company’s shareholders on an as converted basis. Holders of Series B preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A preferred stock or any other series of preferred stock.

There are currently no shares of Series B-1 preferred stock outstanding. The Series B-1 Preferred Stock provides holders the right to convert at any time on or after the date that is one (1) year after the date of issuance of such share, at a conversion price that is the lesser of (i) the Original Series B-1 Issue Price and (ii) ninety percent (90%) of the Market Price; provided, however, upon the earlier to occur of a Qualified Public Offering or May 1, 2021, each share of Series B-1 Preferred Stock is convertible into one share of common stock. Holders of Series B-1 preferred stock are not entitled to receive dividends. Holders of Series B-1 preferred stock are not entitled to vote on matters presented to the shareholders of the Company. Holders of Series B-1 preferred stock are entitled to receive liquidation preference, pari passu with the holders of Series B preferred stock and prior to and in preference to any distribution of any of the assets of the Company to holders of common stock, Series A preferred stock, Series C preferred stock, Series C-1 preferred stock, or any other class of preferred stock.

There are currently no shares of Series C preferred stock outstanding. Holders of the Series C preferred stock would have the right to convert each share into common stock in the number of fully paid and nonassessable shares of common stock at a conversion price of the lesser of (i) $10.50 per share and (ii) ninety percent (90%) Market Price (as defined in the Company’s Articles of Incorporation, as amended); provided, however, upon the earlier to occur of a Qualified Public Offering (as defined in the Company’s Articles of Incorporation, as amended) or May 4, 2021, each share of Series B Preferred Stock is convertible into one share of common stock. Holders of Series C preferred stock would be entitled to receive dividends at the rate of $1.3125 per share per annum. Holders of Series C preferred stock would be entitled to vote upon matter presented to the Company’s shareholders on an as converted basis. Holders of Series C preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A Preferred Stock or any other series of preferred stock.

There are currently no shares of Series C-1 preferred stock outstanding, as shares of Series C-1 Preferred Stock were converted to common stock on May 4, 2021. The Series C-1 Preferred Stock provides holders the right to convert each share into one share of common stock. All Series C-1 Preferred Stock was auto converted to common stock on May 4, 2021. Holders of Series C-1 preferred stock are not entitled to receive dividends. Holders of Series C-1 preferred stock shall be entitled to vote on all matters submitted to the shareholders of the Company on an as-converted basis. Holders of Series C-1 Preferred Stock are entitled to receive liquidation preference, pari passu with the holders of Series C Preferred Stock and prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A preferred stock or any other series of preferred stock.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Exclusive Forum

Our Second Amended and Restated Articles of Incorporation, provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Second Amended and Restated Articles of Incorporation or the bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Second Amended and Restated Articles of Incorporation or the bylaws. The Second Amended and Restated Articles of Incorporation further provide that, for the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article XV of the Second Amended and Restated Articles of Incorporation.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. There exists uncertainty, however, as to whether such forum selection provisions of our Second Amended and Restated Articles of Incorporation would be enforced by a court.

Anti-Takeover Provisions

Nevada Anti-Takeover Law and Certain Charter and Bylaw Provisions

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our articles of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our articles of incorporation and bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

●	provide that vacancies on our board of directors, including newly created directorships, may be filled by a majority vote of directors then in office;

●	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders; do not provide stockholders with the ability to cumulate their votes; and

●	provide that our board of directors or a majority of our stockholders may amend our bylaws.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “VIVK”.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer with an address 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guaranteeing any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;

●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and

●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vivakor, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Macias Gini & OConnell, LLP an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VIVAKOR, INC.

10,600,000 Shares of Common Stock

3,566,666 Pre-funded Warrants to Purchase Shares of Common Stock

3,566,666 Shares of Common Stock Underlying the Pre-funded Warrants

PROSPECTUS SUPPLEMENT

October 30, 2025